Willis

REPLY TO:
Celia R. Brown
Global Human Resources Director
Willis Group Holdings PLC
One World Financial Center
200 Liberty Street, 7th Floor
New York, NY 10281
Direct Line: 212-915-8556
E-mail: celia brown@willis com

Dear Dominic

I refer to my letter dated 30 November 2012 wherein I informed you that for the duration of the Period (as that term is defined in that letter) Willis Group Services Limited ('WGS') had agreed to provide your remuneration and benefits described in your Employment Agreement with WGH and, for the purposes of compliance with its statutory obligations during the Period, it would also be your employing company.

As you know, the Period expired on 6 January 2014. However, I am pleased to inform you that WGS has agreed to extend its employment of you until 6 July 2014 (the 'Extended Period'). I am therefore able once again to advise that, pursuant to its power contained in Clause 1ofyour Employment Agreement, up to and including the Extended Period WGS will continue to provide your remuneration and benefits described in the Employment Agreement and will be your employing company and, for the purposes of compliance with its statutory obligations during the Extended Period, WGS will also adopt the terms and conditions of your Employment Agreement with WGH.

As also mentioned in my earlier letter, Clause 1(b)(i) of your Employment Agreement provides for payment of your salary in US Dollars. During the Extended Period at your request (which is confirmed by your counter-signature to this letter) your salary will be paid to you in British Pounds Sterling and
WGS shall apply the rate of currency exchange between the GB Pound and the US Dollar published in the
Financial Times (London Edition) on the working day immediately prior to the usual monthly UK payroll cut-off date for payment of your salary in accordance with the payment provisions of the Agreement.

In addition, clause 1(b)(iii) of the Agreement provides for payment of a transition payment of $1,500,000 on the first anniversary which you have agreed will be paid to you on 31 January 2014 in GB Pounds on the UK payroll using the currency exchange above.

By counter-signing this letter you agree to the terms set out above.
Yours sincerely

Celia Brown
Executive Vice President
Group Human Resources Director

I have read, understood and accept the above terms and variation to the Agreement.

Dominic Casserley